As filed with the Securities and Exchange Commission April 15, 2002

File No. 33-__________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GAMECOM, INC.

(Exact name of registrant as specified in its charter)

TEXAS	93-1207631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

440 North Center

Arlington, TX 76011

(Address of principal executive office, including zip code)

CONSULTING AGREEMENT

(Full Title of the Plan)

L. Kelly Jones, Chief Executive Officer

440 North Center

Arlington, TX 76011

(817) 261-GAMZ

(Name, address, including zip code, telephone number, including area code, of agent for service)

with a copy to:

RAICE PAYKIN & KRIEG LLP

185 Madison Avenue, 10 th Floor

New York, New York 10016

David C. Thomas, Esq.

(212) 725-4601

CALCULATION OF REGISTRATION FEE*

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SECURITY	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, Par Value $0.005	875,000 Shares	$0.27	$222,750	$21.74

* Computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and based on the average of the bid and asked prices reported by the national quotation bureau for over-the-counter trading for April 11, 2002

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.

Plan Information.

Information required by Part 1 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 2.

Registrant Information and Employee Plan Annual Information.

Information required by Part 1 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents filed by Gamecom, Inc. (the Company) with the Securities and Exchange Commission (the Commission) are incorporated by reference in this Registration Statement.

1.

The description of the Company's Common Stock on Form SB-2 filed on July 12, 2000, as amended and updated.

2.

The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.

Description of Securities.

Not applicable.

Item 5.

Interests of Named Experts and Counsel.

The validity of the shares of Common Stock covered by this Registration Statement will be passed upon for the registrant by Raice Paykin & Krieg LLP, counsel to the registrant. As of February 5, 2002, Raice Paykin & Krieg LLP beneficially owned 75,000 shares of Common Stock.

Item 6.

Indemnification of Directors and Officers

The Company is empowered by Art. 2.02-1 of the Texas Business Corporation subject to the procedures and limitations stated therein, to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. The Company is required by Art. 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

The Articles of Incorporation generally limit the personal liability of directors for monetary damages for any act or omission in their capacities as directors to the fullest extent permitted by law. In addition, the Company's bylaws provide that the Company shall indemnify and advance or reimburse reasonable expenses incurred by, directors, officers, employees or agents of the Company, to the fullest extent that a Company may grant indemnification to a director under the Texas Business Corp. Act, and may indemnify such persons to such further extent as permitted by law.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits:

See Exhibit Index

Item 9.

Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement  (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) (a)and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes the agent for service named in the registration statement as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and file all amendments and post effective amendments to the registration statement, and the Company hereby confers like authority to sign and file on its behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Texas, on April 15, 2002.

GameCom, Inc.

_________________________________

By L. Kelly Jones

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date
/s/ L. Kelly Jones	Chief Executive Officer, Chief Financial Officer and Director	April 15, 2002
L. Kelly Jones
/s/ Bob Ferris	President and Director	April 15, 2002
Bob Ferris
/s/ Lance Loesberg	Executive Vice-President and Director	April 15, 2002
Lance Loesberg
/s/ John F. Aleckner, Jr.	Director	April 15, 2002
John F. Aleckner, Jr.
/s/ L. Andrew Wells	Director	April 15, 2002
Andrew Wells

Exhibit Index

Exhibit

No.

Description

(4.1)

Article Four of Articles of Incorporation of GameCom, Inc., a Texas corporation incorporated by reference from Exhibit 3.6 to Amendment No. 1 to the registrant's Registration Statement on Form 10SB

(4.2)

Form of Subordinated Notes incorporated by reference from Exhibit 4.1 to the registrant's Registration Statement on Form 10SB

(4.3)

Form of Convertible Subordinated Notes incorporated by reference from Exhibit 4.2 to the registrant's Registration Statement on Form 10SB

(4.4)

Form of Convertible Subordinated Notes providing for penalty payable in shares incorporated by reference from Exhibit 4.3 to the registrant's Registration Statement on Form 10SB

(5.1)

Legal opinion of Raice Paykin & Krieg LLP

(23.1)

Consent of Raice Paykin & Krieg LLP (contained in Exhibit 5.1)

(23.2)

Consent of Ham, Langston & Brezina, LLP

(24.1)

Powers of Attorney (included on the signature page to this registration statement)

(99.1)

Consulting agreement dated April 1, 2002, between Roland L. Chapin and GameCom, Inc, under which 875,000 common shares can be issued for services rendered.